Exhibit 3.11

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREEN TREE CL LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF APRIL, A.D. 2003, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CFN CL LLC” TO “GREEN TREE CL LLC”, FILED THE NINETEENTH DAY OF MAY, A.D. 2003, AT 9:53 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREEN TREE CL LLC”.

Jeffrey W. Bullock, Secretary of State
3646192 8100H	AUTHENTICATION: 0939624
131368148	DATE: 12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/08/2003 030232673 – 3646192

1191933.1

CERTIFICATE OF FORMATION

OF

CFN CL LLC

This Certificate of Formation of CFN CL LLC, dated as of April 8, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is CFN CL LLC.

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Deborah A. Tuchman
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:35 PM 05/19/2003 FILED 09:53 PM 05/19/2003 SRV 030324747 – 3646192 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CFN CL LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

This Certificate of Amendment of Certificate of Formation of CFN CL LLC (the “Company”), dated as of May 19, 2003, is being duly executed and filed by the undersigned, as an authorized person, to amend the Certificate of Formation of the Company pursuant to Section 18- 202 of the Delaware limited Liability Company Act.

FIRST: The name of the limited liability company is CFN CL LLC.

SECOND: The certificate of formation of the Company, filed with the Secretary of State of the State of Delaware on April 8, 2003, is hereby amended by deleting in its entirety “FIRST. The name of the limited liability company formed hereby is CFN CL LLC.” and substituting in lieu thereof the following:

“FIRST. The name of the limited liability company formed hereby is Green Tree CL LLC.”

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1210255.1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

Randal A. Nardone
Authorized Person